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                                                                   EXHIBIT 23.04

                          [ARTHUR ANDERSEN LETTERHEAD]


             CONSENT OF CHARTERED ACCOUNTS AND REGISTERED AUDITORS

As Chartered Accountants and Registered Auditors in the UK, we hereby consent to inclusion in this Form S-4 Registration Statement of Cardinal Health, Inc. of our report, dated 26 April 1996, on the accounts of Unipack Limited, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen
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ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS

10 September 1996